Exhibit 24

                       POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below constitutes and appoints Robert B. Terry and Terry M. Campbell, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, as well as any related registration statement (or amendments thereto) filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICTED.

    Signature                 Title                        Date


 ALBERT J. SHIVLEY          Chairman of Board          October 23, 1996
 Albert J. Shivley             and Director

   H. D. CLEBERG                President,             October 23, 1996
   H. D. Cleberg         Chief Executive Officer
                               and Director
                      (Principal Executive Officer)

    OTIS H. MOLZ          Vice Chairman of Board       October 23, 1996
    Otis H. Molz               and Director

  LYMAN ADAMS, JR.               Director              October 23, 1996
  Lyman Adams, Jr.

 RONALD J. AMUNDSON              Director              October 23, 1996
 Ronald J. Amundson

BAXTER ANKERSTJERNE              Director              October 23, 1996
Baxter Ankerstjerne

    JODY BEZNER                  Director              October 23, 1996
    Jody Bezner

 RICHARD L. DETTEN               Director              October 23, 1996
 Richard L. Detten

   STEVEN ERDMAN                 Director              October 23, 1996
   Steven Erdman

   WARREN GERDES                 Director              October 23, 1996
   Warren Gerdes

    BEN GRIFFITH                 Director              October 23, 1996
    Ben Griffith

    GAIL D. HALL                 Director              October 23, 1996
    Gail D. Hall

   JEROME HEUERTZ                Director              October 23, 1996
   Jerome Heuertz

    BARRY JENSEN                 Director              October 23, 1996
    Barry Jensen

    RON JURGENS                  Director              October 23, 1996
    Ron Jurgens

   GREG PFENNING                 Director              October 23, 1996
   Greg Pfenning

  VONN RICHARDSON                Director              October 23, 1996
  Vonn Richardson

    MONTE ROMOHR                 Director              October 23, 1996
    Monte Romohr

    JOE ROYSTER                  Director              October 23, 1996
    Joe Royster

 RAYMOND J. SCHMITZ              Director              October 23, 1996
 Raymond J. Schmitz

    FRANK WILSON                 Director              October 23, 1996
    Frank Wilson

   ROBERT ZINKULA                Director              October 23, 1996
   Robert Zinkula